EXHIBIT 99.1

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF OHIO

TERRY MONSON, derivatively on behalf of ASSOCIATED ESTATES REALTY CORPORATION and individually on behalf of himself and all others similarly situated shareholders of ASSOCIATED ESTATES REALTY CORPORATION,

Plaintiff,

vs.

JEFFREY I. FRIEDMAN, ALBERT T. ADAMS, MICHAEL E. GIBBONS, MARK L. MILSTEIN, JAMES J. SANFILIPPO, JAMES A. SCHOFF, RICHARD T. SCHWARZ, AND JAMES M. DELANEY,

Defendants,

-and-

ASSOCIATED ESTATES REALTY CORPORATION, an Ohio Corporation,

Nominal Defendant.
Case No. 1:14-cv-01477 Judge Patricia A. Gaughan

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE AND CLASS ACTION

TO:
ALL OWNERS OF ASSOCIATED ESTATES REALTY CORPORATION (“ASSOCIATED ESTATES” OR THE “COMPANY”) COMMON STOCK AS OF MARCH 19, 2014, THE RECORD DATE FOR THE DETERMINATION OF SHAREhOLDERS WHO WERE ENTITLED TO VOTE AT THE 2014 ANNUAL MEETING (THE “CLASS”),

AND
ALL OWNERS OF ASSOCIATED ESTATES COMMON STOCK AS OF OCTOBER 10, 2014 (“CURRENT ASSOCIATED ESTATES SHAREHOLDERS”):

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-CAPTIONED ACTION (THE “ACTION”). THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE AND CLASS ACTION LITIGATION, AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF ASSOCIATED ESTATES WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS. WHILE THIS ACTION IS, IN PART, A “CLASS ACTION,” THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rules of Civil Procedure 23 and 23.1 and an Order of the United States District Court for the Northern District of Ohio (the “Court”), that a proposed settlement (the “Settlement”) has been reached between the parties to the above-captioned shareholder derivative and class action (the “Action”).
The Court will hold a hearing on November 25, 2014 at 9:00 a.m., before the Honorable Patricia A. Gaughan, at the United States District Court for the Northern District of Ohio, Carl B. Stokes U.S. Courthouse, 801 West Superior Avenue, Cleveland, Ohio 44113, Courtroom 19B, to determine whether to approve the Settlement (the “Settlement Hearing”). You have a right and an opportunity to be heard at this hearing, and to object to the Settlement in the manner provided below in this notice.
The terms of the Settlement are set forth in a Stipulation of Settlement dated as of October 3, 2014 (the “Stipulation”). The Settlement provides for the relinquishment of 63,714 stock options granted to Jeffrey Friedman in 2012 and the adoption of certain corporate governance measures directed toward the administration of the Company’s equity plans. If approved by the Court, the Settlement will fully resolve the Action on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Action with prejudice. For more detailed information regarding the matters involved in the Action, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the Clerk of Court’s office of the United States District Court for the Northern District of Ohio, Carl B. Stokes U.S. Courthouse, 801 West Superior Avenue, Cleveland, Ohio 44113. The Stipulation is also available for viewing on the websites of Levi & Korsinsky LLP at http://www.zlk.com/#page_ne and Associated Estates at http://ir.associatedestates.com/.
This notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency of Settlement of the Action and your rights as a current or former Associated Estates shareholder.
There Is No Claims Procedure. The Action was brought to protect the interests of Associated Estates and its shareholders. There is no settlement fund upon which you can make a claim for payment. Accordingly, there will be no claims procedure.

I.	DEFINITIONS USED IN THIS NOTICE
1.1    “Action” means the combination shareholder derivative and class action pending in the United States District Court for the Northern District of Ohio, captioned Monson v. Friedman, et al., Case No. 1:14-cv-01477.
1.2    “Associated Estates” means Associated Estates Realty Corporation.
1.3    “Class” means all owners of Associated Estates common stock as of March 19, 2014, the record date for the determination of shareholders who were entitled to vote at the 2014 Annual Meeting, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them. Excluded from the Class are Defendants, members of the immediate family of any Defendant, any entity in which any Defendant has or had a controlling interest, and the legal representatives, heirs, successors, or assigns of any such excluded person.
1.4    “Current Associated Estates Shareholders” means all individuals or entities who hold of record, or beneficially own, directly or indirectly, any shares of Associated Estates common stock on the date the Court approves the form and manner of Notice contemplated by the Stipulation.
1.5    “Defendants” means each of the Individual Defendants and the Nominal Defendant.
1.6    “Defendants’ Counsel” means Jones Day, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114 for the Individual Defendants; and Scott Irwin, General Counsel, Associated Estates Realty Corporation, 1 AEC Parkway, Richmond Heights, Ohio 44143 for the Nominal Defendant.
1.7    “Effective Date” means the first date by which all the events and conditions specified in ¶ 8.1 of the Stipulation have been met and have occurred.

1.8    “Final” means the later of: (i) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a writ or petition to review the Judgment and, if any such writ or petition is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (ii) the date of final, non-appealable dismissal of any appeal from the Judgment or the final, nonappealable dismissal of any proceeding on writ or petition for review of the Judgment; or (iii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Judgment.
1.9    “Individual Defendants” means Jeffrey I. Friedman, Albert T. Adams, Michael E. Gibbons, Mark L. Milstein, James J. Sanfilippo, James A. Schoff, Richard T. Schwarz, and James M. Delaney.
1.10    “Judgment” means the Final Judgment and Order of Dismissal with Prejudice to be rendered by the Court, substantially in the form attached to the Stipulation as Exhibit D.
1.11    “Nominal Defendant” means Associated Estates Realty Corporation.
1.12    “Notice” means the Notice of Proposed Settlement of Derivative and Class Action substantially in the form attached to the Stipulation as Exhibit B.
1.13    “Parties” means, collectively, the Plaintiff individually on behalf of himself and all other members of the Class and derivatively on behalf of Associated Estates; the Individual Defendants; and Associated Estates.
1.14    “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.15    “Plaintiff” means Terry Monson.
1.16    “Plaintiff’s Counsel” means Levi & Korsinsky LLP and James D. Wilson LLC.
1.17    “Related Parties” means each of the Defendants’ respective predecessors, successors-in-interest, and present or former parents, divisions, subsidiaries, affiliates, officers, directors, employees, agents, contractors, subcontractors, representatives, accountants, auditors, advisors, attorneys, commercial or investment bankers, trustees, executors, heirs, spouses, marital communities, assigns, transferees, estates, trusts, beneficiaries, foundations, corporations, divisions, partnerships, joint ventures, limited liability companies, and any person or entity acting for or on behalf of any of them and each of them, and each of their respective present and former predecessors, successors-in-interest, parents, subsidiaries, affiliates, officers, directors, employees, representatives, agents, accountants, advisors, attorneys, commercial and investment bankers, trustees, executors, heirs, spouses, marital communities, assigns or transferees, estates, trusts, beneficiaries, foundations, corporations, divisions, partnerships, joint ventures, limited liability companies, and any person or entity acting for or on behalf of any of them, or controlled by, controlling, or under common control with any of them.
1.18    “Released Claims” includes any and all claims, debts, disputes, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, sums of money due, judgments, suits, amounts, matters, issues, and charges of any kind or nature whatsoever (including, but not limited to, any claims for interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, amounts, or liabilities whatsoever), whether based on United States federal, state, or local statutory or common law or any other law, rule, or regulation, whether foreign or domestic, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, suspected or unsuspected, apparent or unapparent, including both known claims and Unknown Claims, by, in favor of, or for the benefit of Associated Estates, whether directly for itself, derivatively on its behalf or otherwise by any Person standing or purporting to stand in its shoes, and/or by, in favor of, or for the benefit of the Plaintiff, the Class, or any member of the Class, against any of the Released Persons: (i) that concern, are based on, arise out of or in any way relate to the allegations, transactions, facts, matters, events, disclosures, non-disclosures, statements, occurrences, representations, acts or omissions, or failures to act that have been or could have been alleged in the Action; or (ii) that would have been barred by res judicata had the Action been fully litigated to a final judgment; or (iii) that concern, are based on, arise out of or in any way relate (a) to the 2011 Plan, the 2012 Resolution, and/or the Amended/Restated 2011 Plan or any element, term or condition of the 2011 Plan, the 2012 Resolution, and/or the Amended/Restated 2011 Plan or any awards of any type granted under any of them or any payments made in connection with any such awards, or (b) to Defendants’ consideration, evaluation, and/or approval of the 2011 Plan, the 2012 Resolution, and/or the Amended/Restated 2011 Plan or any awards of any type granted under any of them or any payments made in connection with any such awards, or (c) to any disclosures, non-disclosures, public filings or other statements issued, made available, filed, or otherwise disclosed or communicated relating to the 2011 Plan, the 2012 Resolution, and/or the Amended/Restated 2011 Plan or any awards of any type granted under any of them or any payments made in connection with any such awards, including but not limited to the 2014 Proxy, or (d) to any shareholder vote on the 2011 Plan or the Amended/Restated 2011 Plan or any awards of any type granted under any of them or any payments made in connection with any such awards, including but not limited to the vote at the 2014 Annual Meeting, or (e) to any shareholder vote on election of directors, including but not limited to the vote at the 2014 Annual Meeting, or (f) to any equity-based compensation provided by or on behalf of Associated Estates to any of its directors, officers or advisors on or before the date of the Stipulation, or (g) to any fees costs or expenses incurred by Plaintiff, the Class or any member of the Class in prosecuting, defending, or settling the Released Claims (other than any award of Plaintiff’s Counsel’s attorney’s fees and reimbursement of expenses pursuant to ¶ 7.1 of the Stipulation), or (h) to the Settlement. The Released Claims shall not include any claims to enforce the terms of the Stipulation or the Settlement.
1.19    “Released Parties” means, collectively, each of Defendants, the Related Parties of each of them, and the insurers and reinsurers of each of them.
1.20    “Settlement” means the settlement contemplated by the Stipulation.
1.21    “Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement.
1.22    “Summary Notice” means the Summary Notice of Proposed Settlement of Derivative and Class Action substantially in the form attached to the Stipulation as Exhibit C.
1.23    “Unknown Claims” means
(i)any of the Released Claims that Plaintiff, Associated Estates, any Current Associated Estates Shareholder or any member of the Class does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Parties, and
(ii)any claims released pursuant to ¶ 6.2 of the Stipulation (as summarized in Section V below) that any of the Released Parties does not know or suspect to exist in his, her or its favor at the time of the release of the Plaintiff, Plaintiff’s Counsel, the Class, and Current Associated Estates Shareholders (solely in their capacity as Associated Estates shareholders)

which, if known, might have affected his, her, or its decision to enter into the Settlement and the release in the Settlement, or to object or not object to the Settlement. With respect to the Unknown Claims, the Parties each expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code section 1542 (“§1542”) and/or by any other law of the United States or any state or territory of the United States, or principle of common law, that governs or limits a person’s release of unknown claims or that is otherwise similar, comparable, or equivalent to §1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

II.	BACKGROUND
In 2011, the board of directors of Associated Estates (the “Board”) adopted, and the Company’s shareholders approved, the Associated Estates Realty Corporation 2011 Equity-Based Award Plan (the “2011 Plan”).1 According to the language of the 2011 Plan, no individual participant could be “granted Stock options or other Awards under the [2011] Plan with respect to an aggregate of more than 125,000 [s]hares” during any calendar year, with “Awards” being defined to include any type of share-based award. In February 2012, the Board adopted a resolution stating the 2011 Plan was amended to clarify that the 125,000 share annual limitation for an individual applied only to stock options and share appreciation rights, and not to any other type of share-based award (the “2012 Resolution”).
____________________________
1All capitalized terms used but not defined in this notice shall have the same meanings set forth in the Stipulation.

In 2012, prior to the adoption of the 2012 Resolution, the Executive Compensation Committee of Associated Estates granted to Jeffrey Friedman awards of 63,714 restricted shares and 125,000 stock options.
In 2013, the Executive Compensation Committee granted to Mr. Friedman awards of 250,031 restricted shares.
The 2012 and 2013 share-based awards were reflected in the Company’s public filings.
In 2014, the Board adopted and the shareholders approved the Associated Estates Realty Corporation Amended and Restated 2011 Equity-Based Award Plan (the “Amended/Restated 2011 Plan”). In addition to increasing the number of shares reserved for awards to participants, the Amended/Restated 2011 Plan increased to 500,000 the annual limit on stock options and share appreciation rights awarded to any individual participant. The proxy statement (the “2014 Proxy”) for the 2014 annual shareholder meeting of Associated Estates (the “2014 Annual Meeting”), at which the Amended/Restated 2011 Plan was approved and all directors were re-elected, attached a copy of the Amended/Restated 2011 Plan, and referred in the textual description to both the scope of its per-individual limitation and the increase in numerical size of that limitation. Although the 2014 Proxy did not address the 2012 Resolution, the scope of the per-individual limitation included in the Amended/Restated 2011 Plan and disclosed in the 2014 Proxy was consistent with the 2012 Resolution.

III.	THE ACTION
On July 3, 2014, Plaintiff filed a Verified Shareholder Derivative and Class Action Complaint (“Complaint”) in the Court. The Complaint, which was filed without Plaintiff’s having had knowledge of the 2012 Resolution, alleges among other things, that:

(i)    the Individual Defendants had breached their fiduciary duties to the Company and its shareholders (a) by granting (and Friedman, in addition, breached his fiduciary duties by accepting) the share-based awards to Friedman in each of 2012 and 2013, to the extent those awards, on a cumulative, annual basis in each year considered separately, exceeded 125,000 options and/or shares, and also (b) by not, in the 2014 Proxy, stating that the 2012 and 2103 awards to Friedman had exceeded the applicable individual limits and/or fully and accurately stating a comparison between the scope of the limitation under the 2011 Plan and the scope under the Amended/Restated 2011 Plan (Count I);
(ii)    in making the grants in 2012 and 2013, to the extent each of them exceeded 125,000 options and/or shares, the Individual Defendants had engaged in a waste of corporate assets (Count II);
(iii)Friedman had been unjustly enriched to the extent the awards, in each year considered separately, exceeded 125,000 options and/or shares (Count III); and
(iv)the Individual Defendants who are current directors of the Company (that is, all Individual Defendants other than Mr. Delaney) had breached their fiduciary duty of candor by making materially false and misleading statements or omissions in the 2014 Proxy regarding the 2012 and 2013 equity awards to Friedman and the comparison between the scope of the individual limits in the 2011 Plan and the Amended/Restated 2011 Plan. (Count IV).
The first three counts are presented as derivative claims by Plaintiff on behalf of and for the benefit of the Company. The fourth count is presented as a direct claim by Plaintiff on behalf of himself and the proposed class of all owners of Associated Estates common stock as of March 19, 2014, the record date for the determination of stockholders who were entitled to vote at the 2014 Annual Meeting.
The Complaint seeks, among other things, to rescind or impound the awards to Friedman to the extent of the excess over 125,000 options and/or shares in each of 2012 and 2013; to declare the shareholder approval of the Amended/Restated 2011 Plan at the 2014 Annual Meeting ineffective; to order the re-election of the members of the Board following circulation of a revised proxy statement; to award to the Company any damages it may have sustained from the alleged wrongful conduct; to order necessary enhancements to the Company’s governance and internal procedures to ensure future compliance with the terms of equity plans; and to award plaintiff his attorney fees and other costs and expenses incurred in bringing the Action.
The Court entered an order setting a date for response to the Complaint (based on the agreement of the parties), and a further order setting a case management conference that triggered obligations for pre-trial preparations under applicable federal and local rules. In the meantime, the parties undertook settlement discussions, with Plaintiff providing a formal, written demand. In the course of the discussions, Defendants made Plaintiff’s Counsel aware of, and provided to his counsel a copy of, the pertinent portion of the minutes of the meeting of the Board in February 2012 at which the 2012 Resolution was adopted. Following multiple communications, both written and oral, over the space of several weeks, the Parties reached agreement in principle for a settlement that is now reflected in the Stipulation. On August 28, 2014, in light of the substantial progress in negotiations to that point, the likelihood of eventual agreement, and the follow-on need to negotiate, prepare, and execute formal settlement documentation, the Parties requested, and the Court thereafter granted, a postponement of obligations associated with responding to the Complaint and dealing with the case management conference.

The Defendants deny the allegations against them, and there has been no judicial finding regarding any of the allegations in the Complaint.

IV.	TERMS OF THE SETTLEMENT
The terms and conditions of the proposed Settlement are set forth in the Stipulation. The Stipulation has been filed with the Court and is also available for viewing on the websites of Levi & Korsinsky LLP at http://www.zlk.com/#page_ne and Associated Estates at http://ir.associatedestates.com/. The following is only a summary of its terms.
Mr. Friedman will voluntarily relinquish, and the Company will, as of the Effective Date, rescind, 63,714 of the 125,000 stock options awarded to him in 2012. Mr. Friedman will, as of the Effective Date, acknowledge his voluntary relinquishment and the rescission of the aforementioned 63,714 stock options. For the twelve month period commencing on the Effective Date, the Company will not award any stock options to Mr. Friedman.
In addition, the Company will implement the following corporate measures and processes relating to the granting of future equity awards pursuant to the Amended/Restated 2011 Plan:
(i)    The Company will form a committee of the Board composed of directors who are independent under the listing standards of the New York Stock Exchange, which committee, in conjunction with, and having the advice and assistance of, the General Counsel of the Company, will be charged with reviewing the processes by which share-based awards are granted. The committee’s assignment will include (a) a review of the charter of the Executive Compensation Committee of the Board and other governing documents (to the extent such other governing documents are pertinent to the granting of share-based awards), (b) a review of applicable share-based compensation plans, and (c) the development of a checklist of key provisions to be considered by the Executive Compensation Committee before and in connection with the granting of any share-based awards.
(ii)    The General Counsel of the Company, or an employee of the Company designated by the General Counsel, will analyze and confirm to the Executive Compensation Committee as to any contemplated share-based award, in advance of its being granted, that:

(a)	the overall number of shares remaining available under the applicable plan is sufficient to cover the proposed award, and

(b)	the annual limit per individual set forth in the applicable plan would not be exceeded by making the contemplated award.
Associated Estates will maintain the measures for a period of not less than three years from the date on which the Judgment becomes final.

V.	DISMISSAL AND RELEASES
The Settlement is conditioned, among other things, upon entry of an order by the Court approving the Settlement and dismissing the Action with prejudice. The Settlement will not become effective until such dismissal has been entered and has become final and non-appealable (the “Effective Date”).
Upon the Effective Date, Plaintiff, in his capacities as an individual for himself and on behalf of each of the members of the Class, and derivatively on behalf of Associated Estates, all members of the Class, Associated Estates, and all Current Associated Estates Shareholders on behalf of themselves, their legal representatives, heirs, successors in interest, and assigns shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Action and the Released Claims against the Released Parties, and shall forever be barred and enjoined from initiating, instigating, commencing, maintaining, or prosecuting against any of the Released Parties any and all Released Claims; provided, however, that such release shall not affect any claims to enforce the terms of the Stipulation or the Settlement.
Further, upon the Effective Date, each of the Released Parties shall be deemed to have, and by operation of the Judgment shall have, fully released and forever discharged Plaintiff, Plaintiffs’ Counsel, the Class, and all Current Associated Estates Shareholders (solely in their capacity as Associated Estates Shareholders) from all claims arising out of the institution, prosecution, Settlement or resolution of the Action, including Unknown Claims; provided, however, that the Released Parties shall retain the right to enforce in the Court the terms of the Stipulation. Further, nothing in the Stipulation or the Settlement shall limit or restrict in any way the rights of any Individual Defendant under the articles of incorporation or code of regulations of Associated Estates, or Ohio law or other applicable law, equity, or contract, including without limitation any and all rights of indemnification and advancement of fees and costs.
The Released Claims shall include Unknown Claims. With respect to the Unknown Claims, the Parties each expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code section 1542 (“§1542”) and/or by any other law of the United States or any state or territory of the United States, or principle of common law, that governs or limits a person’s release of unknown claims or that is otherwise similar, comparable, or equivalent to §1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties each acknowledge that the waiver of Unknown Claims was separately bargained for and a key element of the Settlement of which this release is a part. The Parties further acknowledge that they may discover facts in addition to or different from those they now know or believe to be true with respect to the subject matter of this release, but that it is their intention to fully, finally, and forever compromise, settle, release, discharge and extinguish any and all Released Claims known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, suspected or unsuspected, apparent or unapparent, including both known claims and Unknown Claims, which now exist, or heretofore existed, or may hereafter exist upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of additional or different facts.

VI.	PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT
Plaintiff believes the claims asserted in the Action, both derivatively on behalf of the Company and directly for himself and the Class, have substantial merit. However, Plaintiff and Plaintiff’s Counsel recognize and acknowledge the significant risk and expense associated with continuing to litigate this complex, potentially lengthy matter against the Individual Defendants through trial and, possibly, through appeal. Plaintiff’s Counsel are also mindful of the burden of proof hurdles and the various defenses available to the Individual Defendants under applicable Ohio law and in light of the particular facts now known. Plaintiff and Plaintiff’s Counsel believe that a settlement at this time eliminates the substantial litigation risks (including the risk of no recovery or other benefit for the Company or the Class), while ensuring the Company and its shareholders immediately receive the substantial benefits of relinquishment of 63,714 stock options granted to

Friedman in 2012 and the adoption of certain corporate governance enhancements directed toward the administration of the Company’s equity plans. Following a thorough investigation, analysis, and evaluation of the relevant facts, allegations, defenses, controlling legal principles, and litigation risks intrinsic to shareholder actions of this kind generally as well as present in this Action specifically, Plaintiff’s Counsel has determined that the Settlement set forth in the Stipulation is fair, reasonable, and adequate. Based on that evaluation, Plaintiff has determined that the Settlement is in the best interests of Associated Estates and its shareholders, including the Class, and has agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

VII.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied and continue to deny that they have committed, threatened to commit, or attempted to commit, any violations of law, or breached any duty owed to or caused any damage to Plaintiff, the Class, Associated Estates, or its shareholders. Without admitting or conceding the validity of any allegations made in the Action, or any liability, injury, or damages with respect thereto, all of which are denied by each of them, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. The Individual Defendants are entering into the Settlement solely because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation, and Associated Estates, although a Nominal Defendant but still affected by the litigation process, acknowledges those same benefits of the Settlement. Further, Associated Estates as the party for whose specific benefit derivative claims in the Action have purportedly been brought, and which is the direct beneficiary of the governance measures in the Settlement, acknowledges that the Settlement is fair, reasonable, adequate, and in the best interests of the Company and its shareholders, and none of the Individual Defendants disputes that conclusion.

Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred to in, or attached to, the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of, the validity of any of the Released Claims or an admission by or against the Individual Defendants or the Company of any fault, wrongdoing, or concession of liability or damage whatsoever or any infirmity in the defenses any of them could assert.

VIII.	PLAINTIFF’S ATTORNEYS’ FEES AND EXPENSES
After negotiating concerning the relief to be provided by the substantive terms of the Settlement, including but not limited to the provisions regarding stock options as to Mr. Friedman that have become embodied in ¶ 3.1 of the Stipulation and the corporate measures that have become embodied in ¶ 3.2 of the Stipulation, both of which are described in Section IV above, the Parties negotiated and reached agreement on the attorney’s fees and expenses that Associated Estates, subject to Court approval, would pay to Plaintiff’s Counsel in the Action. That amount is $300,000 (the “Fee Award”). Plaintiff’s Counsel shall request approval by the Court of the Fee Award at the Settlement Hearing, and the approved amount shall be paid in accordance with the terms of the Stipulation. To date, Plaintiff’s Counsel have neither received any payment for their services in conducting the Action, nor have Plaintiff’s Counsel been reimbursed for their out-of-pocket litigation expenses incurred. Associated Estates or its successors alone, and not any of the Individual Defendants, shall bear responsibility for the payment of the Fee Award to the extent approved by the Court, which sum shall be Plaintiffs Counsel’s sole Fee Award in connection with the Action.
Also, the Parties have agreed that an incentive award in the amount of $2,500 may be paid by Plaintiff’s Counsel to Plaintiff out of the Fee Award. Plaintiff’s Counsel shall request approval by the Court to pay the incentive award. Neither the Company nor any Individual Defendant shall bear any responsibility for payment of the Incentive Award.

IX.	THE SETTLEMENT HEARING AND YOUR RIGHT TO BE HEARD
The Settlement Hearing will be held before the Honorable Patricia A. Gaughan on November 25, 2014 at 9:00 a.m. at the United States District Court for the Northern District of Ohio, Carl B. Stokes U.S. Courthouse, 801 West Superior Avenue, Cleveland, Ohio 44113, Courtroom 19B. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.
At the Settlement Hearing, the Court will consider whether to grant final approval to the Settlement and the Fee Award. You have the right and opportunity, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement, including the Fee Award, or otherwise to present evidence or argument that may be proper and relevant. However, you shall not be heard, and no papers, briefs or other documents by you shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon your application and for good cause shown), unless you, on or before November 10, 2014: (i) file with the Clerk of the Court a written objection to the Settlement setting forth: (a) your name, address, and phone number; (b) the nature of your objection, including the grounds therefore; (c) proof of ownership of Associated Estates common stock as of March 19, 2014, the record date for the determination of stockholders who were entitled to vote at the 2014 Annual Meeting (if the you are a member of the Class), and/or proof of ownership of Associated Estates common stock on October 10, 2014 (if you are a Current Associated Estates Shareholder); and (d) any documentation that supports the objection or that you otherwise desire the Court to consider; and (ii) if you intend to appear and request to be heard at the Settlement Hearing, you must have, in addition to the requirements of (i) above, filed with the Clerk of the Court: (a) a written notice of your intention to appear; (b) a statement that indicates the basis for the appearance; and (c) the identities of any witnesses you intend to call at the Settlement Hearing and a statement of the subjects of their testimony. If you file a written objection and/or written notice of intent to appear, you must also simultaneously serve copies of such notice, proof of ownership, statement, and documentation, together with copies of any other papers or briefs you file with the Court, upon each of the following by overnight delivery, by hand delivery, or by first class mail postmarked no later than November 10, 2014, referencing Case No. 14-cv-01477. The addresses for filing of objections and notices of intention to appear with the Court and the service of them on counsel are as follows:

The Court:
Clerk of the Court
Carl B. Stokes United States Courthouse
801 West Superior Avenue
Cleveland, Ohio 44113

For Plaintiff:

Levy & Korsinsky, LLP
Attn: Adam M. Apton
1101 30th Street N.W., Suite 115
Washington, D.C. 20007
-and-
James D. Wilson LLC
Attn: James D. Wilson
29225 Chagrin Blvd., Suite 350
Cleveland, Ohio 44122

For Individual Defendants:
Jones Day
Attn: John M. Newman, Jr.
901 Lakeside Avenue
Cleveland, Ohio 44114

For Associated Estates:

Scott Irwin
Associated Estates Realty Corporation
1 AEC Parkway
Richmond Heights, Ohio 44143

Unless the Court otherwise directs, you shall not be entitled to object to the approval of the Settlement or to the Fee Award or otherwise to be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. If you fail to object in the manner and within the time prescribed above you shall be deemed to have waived the right to object (including any right to appeal) and shall forever be foreclosed, in this proceeding or in any other proceeding, from making any objection to the fairness, reasonableness, or adequacy of the Settlement, to the Fee Award to Plaintiff’s Counsel, or to the payment of the incentive award to Plaintiff by Plaintiff’s Counsel but shall otherwise be bound by the Judgment to be entered and the releases to be given.

X.	CONDITIONS FOR SETTLEMENT
The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (i) approval of the Settlement; (ii) dismissal of the Action with prejudice; and (iii) expiration of the time to appeal from, or to alter or amend, the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the parties to the Stipulation will be restored to their respective positions as of the execution date of the Stipulation.

XI.	EXAMINATION OF PAPERS AND INQUIRIES
There is additional information concerning the Settlement available in the Stipulation, which may be inspected during business hours at the Clerk of Court’s office of the United States District Court for the Northern District of Ohio, Carl B. Stokes U.S. Courthouse, 801 West Superior Avenue, Cleveland, Ohio 44113. The Stipulation is also available for viewing on the websites of Levi & Korsinsky LLP at http://www.zlk.com/#page_ne and Associated Estates at http://ir.associatedestates.com/.
For more information concerning the Settlement, you may also call or write to: Levi & Korsinsky LLP, 1101 30th Street, N.W., Suite 115, Washington, D.C. 20007, Telephone:    (202) 524-4290.

PLEASE DO NOT TELEPHONE THE COURT, ASSOCIATED ESTATES,
OR DEFENDANTS’ COUNSEL REGARDING THIS NOTICE.